UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: April 16, 2012 (Date of earliest event reported)

ENTEROMEDICS INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-33818

Delaware	48-1293684
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2800 Patton Road, St. Paul, Minnesota 55113

(Address of principal executive offices, including zip code)

(651) 634-3003

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Registered	Direct Offering

On April 16, 2012, EnteroMedics Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with the purchasers named on the signature pages thereto (the “Purchaser”) for the sale of 2,271,705 shares (the “Shares”) of its common stock in a registered direct equity offering, at a purchase price of $2.223 per share, for gross proceeds of approximately $5,050,000, before deducting placement agent fees and estimated offering expenses. The Shares are being offered pursuant to a Registration Statement on Form S-3 (file no. 333-166011) that was previously filed by the Company and declared effective by the Securities Exchange Commission. Craig-Hallum Capital Group LLC acted as sole placement agent for the offering. The closing is expected to occur on or about April 20, 2012, subject to satisfaction of customary closing conditions.

The foregoing summary of the terms of the Securities Purchase Agreement is subject to, and qualified in its entirety by, the form of Securities Purchase Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Loan and Security Agreement

On April 16, 2012, the Company entered into a Loan and Security Agreement (the “Loan Agreement”) with Silicon Valley Bank (“SVB”), pursuant to which SVB agreed to make term loans (each, a “Term Loan”) to the Company in an aggregate principal amount of up to $20.0 million, on the terms and conditions set forth in the Loan Agreement. The Loan Agreement amends and restates the Loan and Security Agreement, dated November 18, 2008, between the Company and SVB, Compass Horizon Funding Company LLC, and Venture Lending & Leasing V, Inc., as amended by the First Amendment to the Loan and Security Agreement, dated as of February 8, 2010, between SVB and the Company, as amended by the Second Amendment to the Loan and Security Agreement, dated as of July 8, 2010, between SVB and the Company, as amended by the Third Amendment to the Loan and Security Agreement, dated as of November 4, 2010, between SVB and the Company, as amended by the Fourth Amendment to the Loan and Security Agreement, dated as of March 3, 2011, between SVB and the Company (collectively, the “Prior Loan Agreement”), which has been previously disclosed on the Company’s Current Reports on Form 8-K.

Pursuant to the Loan Agreement, SVB agreed to fund a Term Loan in the aggregate principal amount of $10.0 million within five days of the effective date of the Loan Agreement (the “2012 Term Loan”), a portion of which will be used to repay in full the Company’s outstanding debt of approximately $4.7 million under the Prior Loan Agreement. The Company intends to use the proceeds of the 2012 Term Loan to fund its work toward regulatory approval of the Maestro Rechargeable System in the United States, for international commercialization efforts, for clinical and product development activities and for other working capital and general corporate purposes. The additional $10.0 million Term Loan available under the Loan Agreement will be funded if the Company meets the primary endpoints of the ReCharge trial as well as certain financial objectives for 2012 prior to February 15, 2013.

The Company will accrue interest on the 2012 Term Loan beginning on the funding date and will make interest only payments monthly through March 31, 2013. The Company will repay the 2012 Term Loan in thirty equal monthly installments of principal plus accrued interest beginning on April 1, 2013 and ending on September 1, 2015. Amounts borrowed under the Loan Agreement bear interest per annum at a fixed rate equal to 8.0%. The final payment fee from the Prior Loan Agreement will be due on September 1, 2015. The Company may voluntarily prepay the Term Loans in full, but not in part and any voluntary or mandatory prepayment is subject to applicable prepayment premiums. The Company will also be required to pay a final payment fee in connection with any voluntary or mandatory prepayment.

As security for amounts outstanding under the Loan Agreement, the Company has granted SVB a security interest in all of the Company’s assets, excluding intellectual property except with respect to all license, royalty fees and other revenues and income arising out of or relating to any of the intellectual property and all proceeds of the intellectual property (the “Collateral”). The Company also has entered into a negative pledge arrangement with SVB pursuant to which it has agreed not to encumber any of its intellectual property without SVB’s prior written consent. If the Company does not meet the primary endpoints of the ReCharge trial or does not fully disclose the results of the trial to the public prior to February 15, 2013, and/or if the second Term Loan has been funded and the Company does not raise a minimum amount of new equity by a specified date, the Company will be required to place certain amounts of cash in a restricted account at SVB to be maintained as part of the Collateral.

The Loan Agreement contains customary representations and warranties and customary affirmative and negative covenants. Pursuant to the Loan Agreement, the Company is required to comply with certain financial covenants that require the Company to generate certain minimum amounts of revenue from the sale of its Maestro System and to implant certain minimum numbers of Maestro Systems during cumulative quarterly measurement periods beginning with the period ended March 31, 2013 and ending with the period ended June 30, 2015. Pursuant to the terms of the Loan Agreement, and subject to certain exceptions, the Company is not permitted without SVB’s prior written consent, among other things, to:

•	convey, sell, lease or otherwise dispose of all or any part of its business or property;

•	change its business from that in which it is currently engaged or has plans to engage;

•

merge or consolidate, or permit any of its subsidiaries to merge or consolidate, with any person, or acquire, or permit any of its subsidiaries to acquire, all or substantially all of the capital stock or property of another person;

•	incur additional indebtedness except for permitted indebtedness;

•	incur any liens on the Company’s property, except for permitted liens, or permit any Collateral not to be subject to the first priority security interested granted to SVB;

•

pay any dividends or make any distributions on its equity securities or repurchase any of its equity, except the Company may pay dividends payable solely in common stock and may repurchase securities from employees and consultants in a limited manner;

•	make investments or hold any bank accounts other than those permitted under the Loan Agreement; or

•	engage in transactions with affiliates unless in the normal course of business and negotiated at arms-length terms.

Amounts outstanding under the Loan Agreement may become due and payable on demand upon the occurrence of certain customary events of default, including the Company’s failure to make principal or interest payments when due, breach of any financial covenant, certain other affirmative covenants or any negative covenants contained in the Loan Agreement, failure to observe other covenants (subject to a designated grace period), a material adverse change in the Company, bankruptcy of the Company and certain adverse judgments or adverse regulatory actions or determinations against the Company. A default interest rate equal to 5.0% plus the otherwise applicable interest rate applies from and after the occurrence of any event of default. The Loan Agreement also requires mandatory prepayments upon the occurrence of an event of default.

The Loan Agreement requires the issuance of a warrant to SVB in connection with the funding of each Term Loan. On April 16, 2012, in connection with the funding of the 2012 Term Loan, the Company issued SVB a warrant to purchase 106,746 shares of common stock, exercisable for ten years from the date of grant, at an exercise price of $2.34 per share (the “SVB Warrant”). If the additional Term Loan is funded, the Company will be required to issue SVB a second warrant to purchase common stock, which will be exercisable for ten years from the date of grant, at an exercise price per share equal to the average closing price of the Company’s common stock for the ten days immediately preceding the funding date. The number of shares issuable pursuant to the warrant will be determined by dividing $250,000 by such price per share.

SVB does not have any material relationships with the Company or its affiliates, other than through the Loan Agreement, the Prior Loan Agreement and the bank and investment accounts the Company maintains at SVB.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K under the heading “Loan and Security Agreement” that relates to the creation of a direct financial obligation of the Company is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K under the heading “Loan and Security Agreement” that relates to the SVB Warrant is incorporated herein by reference. The sale and issuance of the SVB Warrant was deemed to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), by virtue of Section 4(2) of the Securities Act. The SVB Warrant contains representations to support the Company’s reasonable belief that SVB had access to information concerning the Company’s operations and financial condition, that SVB is acquiring the SVB Warrant for its own account and not with a view to the distribution thereof, and that SVB is an “accredited investor” as defined by Rule 501 promulgated under the Securities Act.

Item 8.01	Other Events.

On April 17, 2012, the Company issued a press release announcing that it has entered into the Loan Agreement with SVB and has entered into the Securities Purchase Agreement with the Purchaser, as described in Item 1.01 above. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

5.1	Opinion of Dorsey & Whitney LLP

10.1	Securities Purchase Agreement, dated as of April 16, 2012

23.1	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1)

99.1	Press Release dated April 17, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTEROMEDICS INC.

By:	/s/ Greg S. Lea
Greg S. Lea
Senior Vice President and
Chief Financial Officer

Date: April 17, 2012

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Dorsey & Whitney LLP

10.1	Securities Purchase Agreement, dated as of April 16, 2012

23.1	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1)

99.1	Press Release dated April 17, 2012